Cane & Associates, LLP		3273 E. Warm Springs Rd. Las Vegas, NV 89120
Kyleen E. Cane*	Chad Wiener+	Telephone: 702-312-6255
Facsimile: 702-944-7100
Email: kcane@kcanelaw.com

January 25, 2005

Barola Oil & Gas Co. Inc.
852 West Hastings Street
Vancouver, British Columbia, Canada, V6C 1C8

Re: Barola Oil & Gas Co. Inc., Registration Statement on Form SB-2

Ladies and Gentlemen:

I have acted as counsel for Barola Oil & Gas Co. Inc., a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form SB-2 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of 10,925,000 shares of the Company’s common stock.

In rendering the opinion set forth below, I have reviewed: (a) the Registration Statement and the exhibits attached thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as I have deemed relevant. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and conformity with the originals of all documents submitted to me as copies thereof. In addition, I have made such other examinations of law and fact, as I have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, I am of the opinion that the 7,925,000 shares of common stock to be sold by the selling shareholders is validly issued, fully paid and non-assessable. Further, I am of the opinion that the 3,000,000 shares of common stock to be sold by the company, upon proper payment therefore, will be validly issued, fully paid and non-assessable. This opinion is based on Nevada general corporate law, including the statutory provisions, all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws.

Very truly yours,

CANE & ASSOCIATES, LLP

/s/ Kyleen E. Cane
Kyleen E. Cane, Attorney and
Managing Member

*Licensed Nevada, California, Washington and Hawaii Bars;
+ Illinois and Wisconsin State Bars

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Barola Oil & Gas Co., Inc.
January 25, 2005

________________________________________________________________________________________________________________________

I hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to this Firm under the caption Interests of Named Experts and Counsel in the Registration Statement.

Very truly yours,

CANE & ASSOCIATES, LLP

/s/ Kyleen E. Cane
Kyleen E. Cane, Attorney and
Managing Member

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